UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14A-11(c) 04 Section
     240.14a-12

                                MR3 SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:
          ______________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
     4)   Proposed maximum aggregate value of transaction: _____________________
     5)   Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid: ______________________________________________
     2)   Form, Schedule or Registration Statement No.: ________________________
     3)   Filing party: ________________________________________________________
     4)   Date filed: __________________________________________________________

                                MR3 SYSTEMS, INC.
                         435 Brannan Street; Suite #200
                         San Francisco, California 94107


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 20, 2004


To our Shareholders:


You are cordially invited to attend the Annual Meeting of Shareholders of MR3 Systems, Inc. We will be holding the Annual Meeting at our corporate offices located at 435 Brannan Street, Suite #200, San Francisco, California 94107 on September 20, 2004 at 1:00 p.m., Pacific Time. The Annual Meeting is being held for the following purposes:


    1) To elect two (2) directors to the Board of Directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified;

    2) To ratify the proposal to amend the Articles of Incorporation to increase the Company's authorized base of Common Shares to 250,000,000 shares from the current level of 100,000,000;

    3)   To ratify the approval of the MR3 Systems, Inc. 2004 Stock Incentive
         Plan;

    4) To ratify the appointment of Pohl, McNabola, Berg & Company LLP (formerly Berg & Company) as independent auditors for the Company for the fiscal year ending December 31, 2004;

    5) To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Enclosed with this letter are a Proxy Statement, a proxy voting form, and a return envelope. Also enclosed is MR3 Systems, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-QSB for the three month period ended March 31, 2004.

         Only shareholders of record at the close of business on July 22, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         Your vote is very important to us regardless of the number of shares that you own. All shareholders, whether or not you expect to attend the meeting, are urged to date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Each proxy granted may be revoked by the shareholder appointing such proxy at any time before it is voted. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

/s/ WILLIAM C. TAO
-----------------------
William C. Tao
Chief Executive Officer

San Francisco, California
July _____, 2004

                                MR3 SYSTEMS, INC.
                         435 Brannan Street; Suite #200
                         San Francisco, California 94107
                                 (415) 947-1090


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


General Information


         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of MR3 Systems, Inc. (the "Company") to be held on September 20, 2004 at 1:00 p.m. Pacific Time at our corporate offices located at 435 Brannan Street, Suite #200, San Francisco, California 94107, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder anytime before it is voted. This Proxy Statement is first being mailed to shareholders on or about August ____, 2004, accompanied by the Company's Annual Report for the fiscal year ended December 31, 2003 and Quarterly Report for the three month period ended March 31, 2004.

         At our Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two (2) directors, approval of a change to the Company's authorized capitalization, the ratification of the selection of our independent auditors, and ratification of the Company's 2004 Stock Incentive Plan. In addition, our management will report on our performance during the fiscal year ended December 31, 2003 and first half of 2004. The Company will also respond to questions from shareholders.

         Our Board of Directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "Election of Directors"; "FOR" approval of the proposal to increase the authorized shares of the Company's common stock; "FOR" ratification of the selection of our independent auditors and "FOR" the ratification of the Company's 2004 Stock Incentive Plan.

         Only shareholders of record at the close of business on July 22, 2004 are entitled to notice of and to vote at the Meeting. At the record date, there were 64,873,718 shares of the Company's Common Stock (the "Common Stock") outstanding and each share is entitled to one vote at the Meeting. The quorum requirement for holding the Meeting and transacting business is that a majority of the issued and outstanding shares on the Record date be present in person or represented by proxy and entitled to be voted. Accordingly, 32,436,859 shares must be present in person or by proxy for a quorum to be present.

         Any properly executed proxy returned to the Company will be voted in the manner specified therein. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. Proxies received and marked "Abstain" as to any particular proposal, will be counted in determining a quorum, however, such proxies will not be counted for the vote on that particular proposal. A majority of the shares represented at the meeting is required to ratify any proposal presented.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy unless the shareholder specifically provides notice of their intent to revoke and proactively votes their shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the attention of the Secretary of the Company at MR3 Systems, Inc., 435 Brannan Street, Suite #200, San Francisco, California 94107.

         The Company will pay the costs of soliciting proxies for the proposals outlined herein. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services) by mail, telephone, telegraph, e-mail or personal discussion. The Company will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.


                                    ITEM # 1

                              ELECTION OF DIRECTORS

         Pursuant to the provisions of the Company's By-Laws, directors are elected annually, serve for a term of one year or until their successors have been elected and qualified. Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of directors then in office shall have the power to elect such new directors for the balance of a term until their successors are elected and qualified. Presently, the number of directors in office is three. Mr. Randall S. Reis has been a director of the Company since its inception. Mr. Bradley N. Rotter was appointed as a director in November 2003 and will serve for the balance of the current yearly term. Mr. William C. Tao was appointed as a director in April 2004 to serve until his successor is appointed or elected

         At the Meeting, two directors will be nominated for election to the Board of Directors. Each director will hold office for one year or until their successors are elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the three nominees named below. In the event that any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder(s) may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director. A majority of the votes cast is required to approve the election of each director.

         The Company intends to appoint or elect other independent directors to its Board of Directors in the future and is presently evaluating prospective candidates for their interest and qualification.

         The following persons, all of whom are incumbent directors are being nominated for election to the Company's Board of Directors.

                         Nominee for Election to the Office of Director
                                  At the 2004 Annual Meeting
     Nominee            Age             Director Since                  Position
     -------            ---             --------------                  --------
William C. Tao           46                   2004              CEO and Director
Randall S. Reis          62                   1991              Chairman of the Board of Directors

                  Business Experience of Directors and Nominees

         Randall S. Reis. Mr. Reis co-founded MR3 and has been Chairman of the Board since its inception in July 1991. He served as MR3's Chief Executive Officer from 1991-2003. Mr. Reis has over 35 years of executive level management and legal experience in entrepreneurial, private and public companies. Mr. Reis's areas of responsibility typically focused on business start-up, acquisition, IPO strategies, capital raising activities, overall business plan development and implementation, SEC compliance matters, and the negotiation of all major contracts. From 1986 to 1991, Mr. Reis was co-founder, CEO, and a director of Vitafort International Corporation ("VIT"), a publicly traded company, located in Mill Valley, CA. VIT was primarily engaged in the business of developing nutritionally enhanced food and beverage products, including vitamin fortified products for the Crystal Geyser Water Company and Power Burst, a nutritionally fortified sports drink. From 1981 to 1985, Mr. Reis was co-founder, CEO and a director of Edwards Ridge, Lt., a private California corporation, which was engaged in the business of developing multi-unit luxury single-family home real estate projects in Sausalito, CA. From 1970 to 1980, Mr. Reis was a co-founder and senior partner of Burden and Reis, a San Francisco based law firm specializing in corporate, securities, and real estate matters.

Mr. Reis is a member of the California, New York and Connecticut State Bars Association, and a graduate of Amherst College (B.A.) and the Stanford School of Law (J.D.).

         William C. Tao, Ph.D. Dr. Tao joined the Company in April 2004 as Chief Executive Officer and was subsequently appointed a Director of the Company. Dr. Tao is an entrepreneur and technologist with twenty-four years of business and technical experience including, but not limited to the chemical, environmental and nuclear-related industries. Dr. Tao has extensive experience in structuring strategic partnerships and commercial ventures within the energy, petroleum, transportation and materials application markets for both the public and private sector. From 2002 to April 2003, Dr. Tao was Chief Technologist and a Principal of Global Environment and Technology Foundation, a non-profit Virginia based foundation involved in technology consulting for U.S. government agencies and international commercial institutions. During this period, Dr. Tao also served as a co-founder and Managing Director of Global Technology Ventures; a Nevada based corporation focused on equity financing and project capitalization for entrepreneurial ventures. From 1998 to 2002, Dr. Tao served as a Senior Vice president and Chief Strategy and Technology Officer for Clean Fuels Technology, Inc., a Nevada based company. Dr. Tao was responsible for international and domestic technology commercialization, large-scale product demonstration, and corporate finance strategies. From 1997 to 1998, Dr. Tao was president and CEO of Landmark Credit, Inc. providing global finance and technology services for public and private developers in the US, Philippines and Southeast Asia. From 1990 to 1997, Dr. Tao served in multiple positions and capacities with the Lawrence Livermore National laboratory in Livermore, California. These positions included, but were not limited to Program Manager for Nuclear Weapons Surety, Program Development for Director's Program office and Director-International Program Development.

         Dr. Tao holds two B.S. degrees in Chemical Engineering and Nuclear Engineering from University of California at Berkeley, and an M.S. degree in Chemical Engineering and Ph.D. degrees in Chemical Physics and Chemical Engineering from Stanford University. He has authored over 45 journal articles and served as editor for two Symposium Series on Shock Physics and Specialty Materials.

         The Board of Directors recommends that the shareholders vote "FOR" the election of each nominee for director named above. If no specification is made in the proxy, the shares will be voted "FOR" the above nominees.

                                    ITEM # 2

                            CHANGE OF CAPITALIZATION

         The Board of Directors has determined that it would be in the best interests of the Company and our shareholders to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 shares. The Board of Directors recommends that the shareholders of MR3 approve an amendment to our amended and restated Articles of Incorporation to approve this increase in the authorized shares of Common Stock. The text of the resolution recommended for adoption by the shareholders to approve the proposed amendment is as follows:

RESOLVED, that pursuant to Sections 241 and 245 of the General Corporation Law of the state of Delaware, the Corporation's Certificate of Incorporation be amended and restated to be the following:

This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares, which the corporation is authorized to issue, is two hundred and fifty-five million (255,000,000) shares, of which two hundred and fifty million (250,000,000) shares shall be Common Stock at $0.01 par value, and five million (5,000,000) shares shall be Preferred Stock at $0.01 par value. There shall be series of Preferred Stock, the first such series designated as Series A Preferred Stock ("Series A Preferred"), which shall consist of one million two hundred fifty thousand (1,250,000) shares.

Purposes and Effects of the Amendment

         Given the number of options, warrants, and convertible instruments currently outstanding and available for exercise into common shares, the Company currently has insufficient shares of Common Stock available for future issuance should all options, warrants and convertible instruments be converted or exercised. Our Board of Directors believes that the availability of additional authorized but unissued shares is necessary to provide the Company with flexibility to issue Common Stock for a variety of corporate purposes, without the delay and expense associated with convening a special shareholders' meeting.

These purposes may include raising equity capital, acquiring businesses and assets, authorizing stock dividends, adopting new stock plans or reserving additional shares for issuance under existing stock plans and under stock plans of acquired companies.

         Although the proposed amendment would provide the Company with the necessary flexibility to conduct its operations in a manner deemed beneficial by its Board of Directors, the Company may be subject to future stock market listing rules, mandated by a nationally recognized exchange on which the Company may become listed in the future. These rules may mandate shareholder approval prior to adoption of actions that exceed certain percentages of the then outstanding stock of the Company. The Company's Common Stock currently is quoted through the OTC Bulleting Board. The Company has not taken any direct steps and has no immediate plans to take action to become listed on a nationally recognized exchange, such as NASDAQ, the American or New York Stock exchanges. At present, the Company does not meet the listing requirements of such national exchanges.

         At December 31, 2003, the Company had 60,334,897 common shares issued and outstanding, 54,092,895 warrants and options outstanding (49,073,309 of which were exercisable at year-end 2003) and certain debt instruments convertible to 1,228,572 common shares.

         In first quarter 2004, the Company issued 1,150,000 common shares and 1,150,000 warrants pursuant to the private sale of its securities under a private placement then in effect for up to $2.5 million. Under this private placement, the Company offered prospective investors the ability to purchase one share of the Company's common stock at $0.20 with an attached warrant (exercisable into one common share over a four-year period) at a conversion price of $0.50 per share. The Company intends to use the proceeds from the private placement for general working capital, partial retirement of debt, business development, and upfront expenses related to the fabrication of processing systems for prospective client projects. In first quarter 2004, the Company also issued 1,800,000 warrants to certain employees, outside consultants and advisors. In addition, the Company issued 53,571 common shares and warrants to an investor as a correcting adjustment from fiscal year 2003 and issued 15,000 shares pursuant to the exercise of warrants.

         In second quarter 2004, the Company issued 2,787,500 common shares and 2,787,500 warrants pursuant to the private sale of its securities under the aforementioned private placement. In second quarter 2004, the Company also issued 500,000 common shares to The Wells Group pursuant to its investor relations agreement. In addition, an aggregate of 29,000 common shares were issued to two parties for services rendered to the Company and 3,750 common shares were issued as a consequence of the conversion of preferred shares to common on a one-to-one ratio. In second quarter 2004, pursuant to an employment agreement with Dr. William Tao, Chief Executive Officer, the Company authorized the issuance of 1,500,000 warrants, vesting immediately, and an additional 3,500,016 warrants vesting equally over a twenty-four month period. The exercise price of the warrants is $0.32.

         Consequently--subject to final audit and review--at June 30, 2004, the Company had approximately 64,873,718 common shares issued and outstanding, 233,714 Preferred shares outstanding, debt instruments convertible to 1,228,572 common shares and an aggregate of 62,952,299 warrants outstanding (approximately 60,500,000 of which are exercisable at June 30, 2004). Should all debt instruments, preferred shares, warrants and options be converted, the total amount of issued and outstanding common shares on a fully diluted basis would approximate 129,288,300.

         In the fifteen-month period January 1, 2003 through June 30, 2004 the Company issued 16,800,000 warrants to six executive officers or directors, 8,500,000 of which are on certain vesting schedules (see employment agreements). The Company also issued 5,554,722 warrants to seven key employees of the Company.

         Other than shares currently reserved for issuance under existing warrants, options, convertible notes and debt instruments described herein, the Board of Directors has not authorized the issuance of any additional shares of Common Stock for other purposes. The Company expects to issue additional shares of Common Stock in the second half of 2004 and beyond pursuant to the private sale of common stock and other matters.

         If the proposed amendment to MR3's Articles of Incorporation is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the shareholders, except where shareholder approval may be required by any future Exchange listing rules or to obtain favorable tax treatment for certain employee incentive plans. The additional authorized shares would be part of the existing class of MR3 Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares of Common Stock would not (and the shares of Common Stock currently outstanding do not) entitle holders of Common Stock to cumulative voting rights, nor would current shareholders have any automatic, or preemptive, rights to purchase any of the additional authorized shares.

         If the proposed amendment to MR3's Articles of Incorporation is not approved by majority consent of its shareholders, it could seriously impact and hamper the Company's ability to conduct its planned business strategy and operations in a timely and efficient manner. In addition, it would restrict the Company's ability to raise investment funds from equity-based vehicles and require the Company to adopt potentially less cost effective means such as private or institutional debt. The Company would likely be limited to acquiring working capital funds through non-convertible debt instruments, the potential sale of licenses and anticipated general operating revenues, if any. To date, the Company has not consummated any of its anticipated license sales. There is no assurance that sufficient funds to maintain operations would be provided from such funding sources. The failure to pass this amendment would also likely limit the Company in its ability to hire future exceptional employees, consultants and advisors.

         Should the proposal to increase the capitalization of the Company not be approved by a majority consent of shareholders, the Board of Directors may be required to take certain steps in the future including, but not limited to: (i) seeking to reimburse certain warrant holders to induce them to cancel outstanding warrants through cash payments or stock grants; (ii) accelerate payment of convertible debt instruments to eliminate the conversion feature;
(iii) request executive officers to voluntarily agree not to convert outstanding warrants or options until sufficient outstanding common shares are approved;
(iv) delay issuance of any further warrants until sufficient warrants expire; and (v) conduct a reverse-split of common shares.

         The Company does not currently have any understandings or provisions with either its executive officers or warrant holders that would allow for the aforementioned alternatives to viably be put into effect. Each of the alternatives presented would require negotiations on the part of the Company with affected parties on an individual basis. Management can provide no assurances that its desired objectives would be achieved through such negotiations. Further, the Company does not currently have specific penalty clauses contained in its varying employment agreements, warrant documents and convertible debt instruments related to possible consequences associated with not having sufficient authorized shares to issue pursuant to those documents. However, the likelihood of litigation against the Company resulting from such an occurrence, coupled with the loss of management credibility, would likely have a materially adverse affect on the Company's ability to enter into future similar agreements and raise additional investment through equity participation.

         The Board of Directors does not believe that the alternatives presented herein would be in the best long-term interests of the Company and strongly encourages shareholders to approve the proposal to immediately increase the authorized number of common shares to a level of 250,000,000.

         Any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Although an increase in the number of authorized shares of Common Stock could, under certain circumstances, be construed as delaying or preventing a change of control of the Company (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction involving the combination of MR3 with another company), we are not proposing this amendment to the Articles of Incorporation in response to any effort to accumulate MR3 Common Stock or to obtain control of MR3 by means of a merger, tender offer or proxy solicitation in opposition to management.

         The closing price of the Company's stock as quoted through the OTC Bulletin Board was $0.20 on July 21, 2004.

         Tabular summaries of outstanding warrants, reviewed and reported in the Company's quarterly report on Form 10-QSB for the period ended March 31, 2004, are provided below.

                                    Table #1

                    Warrants and Options As of March 31, 2004
                                                   ------------    ------------
                                                                      Average
                                                                     Exercise
                                                      Shares           Price
                                                   ------------    ------------
        Outstanding at beginning of year             54,092,895    $       0.16
        Granted                                       3,003,571            0.42
        Exercised                                       (15,000)          (0.38)
        Forfeited/Cancelled                            (673,536)          (0.41)
                                                   ------------    ------------

        Outstanding at March 31, 2004                56,407,930            0.17
                                                   ============    ============

        Exercisable at March 31, 2004                52,199,593    $       0.17
                                                   ============    ============


                                    Table #2

                                   Warrants and Options Outstanding               Warrants and Options Exercisable
                         ---------------------------------------------------    ------------------------------------
                                                 Weighted
                                                 Average           Weighted                               Weighted
                              Number             Remaining         Average             Number             Average
 Range of Exercise       Outstanding as of      Contractual        Exercise      Exercisable as of        Exercise
      Prices              March 31, 2004           Life             Price          March 31, 2004           Price
-------------------      -----------------      -----------      -----------    -------------------      -----------
$         0.01-0.03              5,065,667          3.30         $      0.02              5,065,667      $      0.02

$         0.05-0.07              5,085,715          3.49         $      0.06              5,085,715      $      0.06

$           0.10                21,088,828          2.60         $      0.10             19,088,824      $      0.10

$         0.12-0.25             13,917,721          3.39         $      0.21             11,917,721      $      0.22

$         0.30-0.41              9,674,999          3.66         $      0.36              9,466,666      $      0.35

$         0.50-0.53              1,575,000          3.45         $      0.50              1,575,000      $      0.50
                         -----------------                                      -------------------

                                56,407,930                       $      0.17             52,199,593      $      0.17
                         =================                                      ===================

         The affirmative vote of a majority of the votes cast is required to approve the proposal to amend the Company's Articles of Incorporation.

The Board of directors recommends that the shareholders vote "FOR" the proposal to amend its Articles of Incorporation to increase the number of authorized common shares. If no specification is made in the proxy, the shares will be voted for the "FOR" approval.

                                     ITEM #3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders at the Meeting, the Board of Directors has appointed Pohl, McNabola, Berg & Company LLP (formerly Berg & Company) as independent auditors for the fiscal year ending December 31, 2004 and until their successors are selected. Pohl, McNabola, Berg and Company ("PMB") has served as auditors of the Company's financial statements since its inception. The Board of Directors believes that PMB's experience with and knowledge of MR3 are important and would like to continue this relationship.

         A representative of PMB is expected to be in attendance at the Meeting. The representative will be afforded the opportunity to make a statement and/or respond to appropriate questions from shareholders. PMB has confirmed to the Company that it is in compliance with all rules, standards, and policies of the Independent Standards Board and the Securities and Exchange Commission ("SEC") governing auditor independence.

         If our shareholders fail to ratify the selection, our current Board of Directors, acting as the audit committee, will undertake the selection of another firm of independent public accountants. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. For information regarding audit and other fees billed by PMB for services rendered in fiscal year 2003 and 2002, see "FEES BILLED BY INDEPENDENT AUDITORS" below.

         The affirmative vote of a majority of the votes cast is required to approve the appointment of PMB as its independent public auditors.

         The Board of directors recommends that the shareholders vote "FOR" ratification of the selection of Pohl, McNabola, Berg & Company LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ended December 31, 2004. If no specification is made in the proxy, the shares will be voted for the "FOR" approval.

                                     ITEM #4

                RATIFICATION OF THE MR3 2004 STOCK INCENTIVE PLAN

         On March 1, 2004 the Board of Directors adopted the MR3 Systems, Inc. 2004 Stock Incentive Plan (the "Plan") subject to approval by the Company's shareholders. The Plan was adopted to provide for the grant of equity based, long-term incentives to attract and retain key employees, officers, directors and others who provide personal services of substantial benefit or value to the Company. The maximum number of shares of common stock that may be issued pursuant to the Plan is 7,000,000 shares. The following review of certain provisions of the Plan is not, nor is it intended to be an exhaustive description of the Plan. A copy of the Plan is attached hereto as Exhibit "A" and is incorporated by reference. Shareholders are encouraged to review the Plan in its entirety.

Participation

         The intent of the Plan is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified key personnel. Accordingly, the Plan is limited to the Company's employees, executive officers, directors, independent advisors and consultants. If the Company's shareholders do not approve the 2004 Plan as proposed, no awards will be made pursuant to the Plan. Should the Company's proposal to increase its authorized shares from 100,000,000 to 250,000,000 (Item #2) not be passed, the Company would not be in a position to implement its Stock Incentive Plan, even if shareholders approved such a plan

         The Company's proposed Stock Incentive Plan is limited to two classes of individuals: (a) Company employees and employee directors ("Employees") and
(b) non-employee directors, consultants and advisors ("Selected Persons"). The number of Employees and Selected persons that are potentially eligible for participation in the Plan are approximately twelve (12) and twenty (20), respectively.

Principal Features of the Plan

         The Plan permits the Company to grant incentive (statutory) stock options and non-statutory stock options ("Options") and restricted common stock. Its purpose is to promote the Company's interests and the interests of the shareholders by motivating key employees to work towards achieving the Company's long-range goals and by attracting and retaining exceptional employees, directors, independent advisors and consultants. By motivating these persons to share in the Company's long-term growth, their interests are more closely aligned with those of the shareholders.

Administration

         The Plan shall be administered by the Board of Directors or a committee appointed by the Board (the "Committee"). The term "Board" as used in this section refers to the Board of Directors or if the Board has delegated authority, the Committee. The Company intends that the Plan conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provision.

Duties of Board

         In accordance with the provisions of the Plan, the Board shall (i) select those eligible persons to whom Restricted Stock or Options shall be granted ("Optionees"); (ii) determine the time or times at which each Option shall be granted, whether an Option is an Incentive Stock Option ("ISO") or a Non-statutory Stock Option ("NSO") and the number of shares to be subject to each Option; and (iii) fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period--all subject to the limitations and guidelines of the Plan.

         The Board shall determine the form of option agreement to evidence the terms and conditions of each Option. The Board, from time to time, may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Board shall keep minutes of its meetings and records of its actions. A majority of the members of the Board shall constitute a quorum for the transaction of any business by the Board. The Board may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Board or Committee members without a meeting. The Board shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Board shall be final and conclusive and binding.

Stock Options

         A stock option award grants to the Optionee the right to buy a specified number of shares of the Company's common stock at a fixed price, subject to such terms and conditions as the Board may determine.

Exercise Price

         The Board determines the exercise price of all options at the time of grant, but the exercise price of any ISO may not be less than 100% of the fair market value of the underlying stock on the date of the grant.

Payment

         Each Option may be exercised in whole, at any time, or in part, from time to time, within the period for exercise set forth in the related option agreement. Optionees are not required to pay cash in return for the grant of an option (except as may be required by law). However, consideration equal to the exercise price must be paid to exercise an option. At the discretion of the Board, Options may be exercised by payment of the exercise price either in cash, certified check, by tendering of shares of the Company's common stock having a fair market value equal to the exercise price, or other such consideration as the Board deems appropriate.

Transferability

         An Option shall be exercisable only by the Optionee, or other legal representative(s) during the Optionee's lifetime, or in the event of death, by the Optionee's guardian(s) or conservator(s). No Option may be transferred by the Optionee, either voluntarily or involuntarily, except by will of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Plan.

Restricted Stock

         The Board may grant Restricted Stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or service requirements. The provisions of Restricted Stock awards need not be the same with respect to each recipient. The Company will hold the Restricted Stock in custody until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the Restricted Stock. If a participant terminates employment or service during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

Vesting and Expiration

         The Board has the authority to determine the vesting and expiration of the stock option grants and vesting of Restricted Stock Awards. However, in the event of a participant's death, all unexercised Options may be exercised by the Optionee's legal guardian(s), conservator(s), or other legal representative(s) within twelve months after the Optionee's death or before the expiration of the option, whichever shall first occur. In the event of a termination of employment, except for events set forth in the Plan, all exercisable options shall terminate.

Change of Control

         In the event of a reorganization or change in control of the Company such as a merger, consolidation, share exchange or other business combination, the Board has the authority to accelerate the exercisability of any unexercised options, subject to any terms and conditions provided by the reorganization.

Amendment

         The Board of Directors may amend, alter or terminate the Plan at any time. The Company must obtain shareholder approval for any change that would (i) require such approval under any regulatory or tax requirement, (ii) materially impair any option previously granted, (iii) materially increase the number of shares subject to the plan, (iv) materially increase the benefits accruing to Optionees under the plan, or (v) materially modify the requirements as to eligibility to participate in the Plan or the method for determining the option exercise price.

Tax Consequences

         The Federal income tax consequences of an Optionee's participation in the Plan are complex and subject to change. The following is only a summary of the general rules applicable to the Plan. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the Plan. Participants in the Plan are advised to consult their own tax advisors as a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         The exercise of a non-statutory option generally results in immediate recognition of ordinary income by the Optionee and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the Optionee at the time he or she disposes of such shares.

         In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company at any time unless the Optionee disposes of the common stock purchased thereby within two years of the date such incentive stock option was granted or one year of the date of such exercise (known as a "disqualifying disposition"). If these holding period requirements under the Internal Revenue Code are satisfied, and if the Optionee has been an employee of us at all times from the date of grant of the incentive stock option to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then such Optionee will recognize any gain or loss upon disposition of such shares as capital gain or loss. However, if the Optionee makes a disqualifying disposition of any such shares, he or she will generally be obligated to report as ordinary income for the year in which such disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the option price paid for such shares. The Company would be entitled to a tax deduction in the same amount so reported by such Optionee. Any additional gain realized by such Optionee on such a disqualifying disposition of such shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the Optionee.

         The grant of Restricted Stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

Benefits to Directors and Executive Officers

         Awards under the Plan are made at the Board's discretion. Accordingly, future awards under the Plan particularly to directors and executive officers, are not determinable at this time.

         Pursuant to Item 10(a)(2)(iii) of Schedule 14A, if future awards to directors and executive officers under the proposed 2004 Stock Incentive Plan described herein are not presently determinable, the Company is obligated to provide in tabular format the benefits or amounts that participants would have received if the Stock Incentive Plan had been in effect during fiscal year 2003. The following table represents the amount of benefits that likely would have been provided to the designated recipients if the proposed Stock Incentive Plan was in effect in fiscal year 2003. Please note that approximately 12,554,000 options would have been granted under the Plan in fiscal year 2003. As a consequence of these amounts being awarded as warrants in fiscal year 2003 pursuant to individual employment agreements and other matters, management has adopted an initial Stock Incentive Plan consisting of only 7,000,000 underlying shares. Dollar value in the table below is computed as the number of warrants multiplied by its exercise price.

                                             Table #3

                 Name and Position
               As of December 31, 2003                  Dollar Value ($)      Number of Options

        Randall S. Reis - Chairman                        $  100,000              1,000,000
        Bradley N. Rotter - CEO & Director                $  600,000              6,000,000
        John K. Burns - President & Director              $  350,000              1,000,000
        Executive Officers as a Group (3)                 $1,050,000              8,000,000
        Non Executive Directors as a Group (0)                    --                     --
        All Employees (6)                                 $  725,096              4,554,722

         The affirmative vote of a majority of the votes cast is required to approve the adoption of the Plan.

         The Board of Directors recommends that the shareholders vote "FOR" ratification of the adoption of the MR3 Systems, Inc., 2004 Stock Incentive Plan. If no specification is made in the proxy, the shares will be voted for the "FOR" approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, to the best knowledge of the Company, as of June 30, 2004, certain information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (b) each of our directors; (c) the executive officers named in the Summary Compensation Table above and (d) all current directors and executive officers as a group.

         Information as to beneficial ownership is based upon statements furnished to the Company by such persons. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals named below is c/o MR3 Systems, Inc., 435 Brannan Street, Suite 200, San Francisco, California 94107.

              Name and Address              Amount and Nature
            of Beneficial Owner            of Beneficial Owner      Percent of
            as of June 30, 2004            as of June 30, 2004       Class(1)
            -------------------            -------------------      ----------

        Randall S. Reis *                       6,521,687(2)            7.54%

        Irving W. DeVoe*                        6,913,489(3)            8.00%
        100 Cummings Center, S-336-H
        Beverly, MA 01915

        Bradley N. Rotter *                    10,033,328(4)           11.61%

        William C. Tao *                        1,791,668(5)            2.07%

        Steven M. Schorr                        4,590,439(6)            5.31%
        P.O. Box 2120
        Kihei, HI 96753

        Mel Kelm                                5,783,357(7)            6.69%
        Pfeiffer Ridge, #7
        Big Sur, CA 93920

        Theodore H. Swindells &                 4,499,999(8)            5.78%
        High Stakes Capital, LLC
        11400 S.E. 8th St.; Unit 420
        Belleuve, WA 98004

        All directors and executive            25,260,172(9)           29.22%
        officers as a group (4)

         * Director and/or executive officer

(1) Based upon 64,923,218 shares of Common Stock outstanding on June 30, 2004, and includes consideration of stock options, warrants, conversion privileges or similar obligations owned by certain Officers, Directors and/or principal shareholders entitling the holders to purchase an aggregate of 21,519,524 shares of Common Stock which are exercisable within sixty days. Therefore, for the purposes of calculating percentage ownership as indicated in the table above 86,442,742 shares of Common Stock are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(2) Includes 1,000,000 shares that may be acquired by Mr. Reis pursuant to the exercise of warrants priced at $0.10 per share and expiring 5/1/08.

(3) Includes 5,440,089 shares that may be acquired by Dr. DeVoe pursuant to the exercise of warrants priced at $0.10 per share and expiring during the period 10/30/04 through 12/31/07.

(4) Includes 6,699,995 shares that may be acquired by Mr. Rotter pursuant to the exercise of warrants priced between $0.10 to $0.36 per share and expiring during the period 2/11/06 through 12/29/08.

(5) Includes 5,000,016 shares that may be acquired by Dr. Tao pursuant to the exercise of warrants priced at $0.32 per share and expiring 04/12/09.

(6) Includes 1,590,439 shares that may be acquired by Mr. Schorr pursuant to the exercise of warrants between $0.07 and $0.10 and expiring during the period 11/30/04 and 09/1/07.

(7) Includes 830,667 shares that may be acquired by Mr. Kelm pursuant to the exercise of warrants priced between $0.02 and $0.05 and expiring during the period 7/15/06 and 5/9/07.

(8) Includes 4,166,666 shares that may be acquired by Mr. Swindells and High Stakes Capital, LLC pursuant to the exercise of warrants priced between $0.23 and $0.37 and expiring during the period 7/21/08 and 03/19/09.

(9) Includes 14,973,418 shares that may be acquired by the Company's Directors or Executive Officers pursuant to the exercise of warrants exercisable at various prices and expiring during the period 10/30/04 and 04/12/09.

         As of the date thereof, there are no known arrangement, agreements or understandings that may at a later date result in a change in control or delay in change in control of the Company.


           INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

         All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof, but directors are reimbursed for expenses incurred for attendance at meetings of the Board or Committees as well as out-of-pocket expenses when engaged in business for the Company. The Board appoints executive officers and each executive officer serves at the discretion of the Board. The Executive Committee of the Board of Directors, to the extent permitted under Delaware law, exercises all of the power and authority of the Board in the management of the business and affairs of the Company between meetings of the Board of Directors.

         The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of shareholders. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. Attendance at Board meetings may be fulfilled in person, by telephone or proxy. For the majority of 2003, Mr. Randall Reis served as the sole director of the Company and as such did not conduct formal meetings of the Board to transact business during calendar year 2003. In November 2003, Mr. Bradley N. Rotter was appointed as a director to serve for the balance of the current annual term. Dr. William C. Tao was appointed as a director in April 2004 to serve until his successor is appointed or elected

         In the absence of an independent nominating committee, the Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by shareholders who submit a notice of nomination to the company at least 90 days, but not more than 120 days prior to the first anniversary of the preceeding year's Annual Meeting. Such notice shall contain appropriate data with respect to the suggested candidate in order to make an informed decision as to the qualifications of the person.

Committees

         It is the intention of the Company's management to have its Board of Directors ultimately structured to comply with the directives of the Sarbanes-Oxley Act of 2002. Presently, the Company's common stock is traded over-the-counter in the pink sheets and quoted through the National Quotation Bureau's ("NQB") Electronic Quotation System. As such, the Company is not currently obligated to meet certain compliance requirements of Sarbanes-Oxley associated with national stock exchanges. The Company intends, however, to seek and attract potential independent directors to its board and to ask its shareholders to elect these prospective directors at future annual meeting(s). At this time, the Company's Board of Directors consists of three directors, all of which are insiders (the Chairman and founder of the Company, the Chief Executive Officer, and the President & Chief Operating Officer). Two of the three aforementioned individuals, Dr. Tao and Mr. Reis, have been nominated for election at the Company's upcoming Annual Meeting scheduled for September 20, 2004.

         The Company anticipates using NASDAQ's Rule 4200(a)(15) as a guideline to determine independent status of directors. It should be noted that the Company may experience difficulties attracting independent directors given its current stage of corporate development and level of resources. Once sufficient independent directors are in place, the Company expects to form a minimum of three committees--an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Benefits Committee. In the interim, the Company expects to carry out the responsibilities of those committees, as practicable, with inside directors and support of individuals from its Board of Advisors. The Company is in the process of developing charters for each of the aforementioned committees.

Audit Committee

         As of the date of this Annual Report, the Company has no independent directors and thus it is not possible to appoint independent members to an audit committee. Therefore, in the interim, the Company's existing Board of Directors has and will conduct the respective role of an audit committee with support from a financially knowledgeable representative of the Board of Advisors. The Company intends to establish a formal audit committee of its Board of directors as soon as practicable, the structure, composition and responsibilities of which shall be set forth in a formal audit committee charter adopted by the Board. The Company is in the process of developing an audit committee charter, but as of this date has not adopted one.

         When established, the audit committee's primary function will be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent accountants; (iii) evaluate our quarterly financial performance as well as compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) provide and open avenue of communication among the independent accountants, management and the Board of Directors. The Company is unlikely to consider nominations to the audit committee from its shareholders. The audit committee will likely consist of at least three directors and all members are intended to be "independent" of management and the Company in line with NASDAQ's rule 4200(a)(15). The Company further intends to have at least one of the members of the audit committee to be a "financial expert" in accordance with Item 7 of 14A and Item 4019b) of regulation S-K.

Nominating and Corporate Governance Committee

         The purpose of the Committee shall be to: (i) identify qualified individuals for membership on the board; (ii) recommend to the board the director nominees for the next annual meeting of shareholders; (iii) develop and recommend to the board a set of corporate governance guidelines for the board; and (iv) provide oversight of the corporate governance affairs of the board and the Company. In the absence of independent directors, the Company has requested three members of its board of advisors to serve in an interim role as a nominating committee for the election of future board members.

         The Company is in the process of developing corporate governance guidelines that meets both its current and anticipated future operating conditions and corporate structure. Such guidelines, when adopted by the Board of Directors, will be posted on the Company's web site under the caption of Corporate Governance.

Compensation and Benefits Committee

         When formed and adopted by the Company's Board of Directors, this committee's responsibilities will relate to compensation of the Company's directors and executive officers and oversight of the management of the various plans, if any, that are implemented for the benefit of the Company's employees.

Board of Advisors

         MR3 has assembled an experienced and accomplished group of advisors to provide guidance to management on various corporate, technical and financial matters. These executive level individuals, whose profiles are listed on the Company's web site, have agreed to serve on the Company's recently formed Board of Advisors. Their experience in both entrepreneurial ventures and large-scale public companies will provide added insight and experience to MR3's current management team. These executives will provide guidance to management on such matters as business development, investment banking and financial services, equity markets, general technology and chemical-related industries. From time to time the Company anticipates drawing upon the experience of these individuals to fulfill certain roles on corporate committees in the absence of independent directors.

Code of Ethics

         MR3 has recently adopted a Code of Ethics ("Code") applicable to all its employees regardless of position or stock ownership. The Company has historically operated under informal ethical guidelines, under which the Company's principal executive, financial and accounting officer, are held accountable. In accordance with these informal guidelines, the Company has always promoted honest, ethical and lawful conduct throughout the organization. Certain of the Company's senior executive and financial officers--Chairman, Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Chief Science Office--provide services and perform functions that merit a more detailed expression of their duties, because they are singularly responsible for the integrity, accuracy and timeliness of our periodic financial reports to regulators and the investing public. The Company has provided as an exhibit to its Annual Report for the period ended December 31, 2003, a signed acknowledgement of their understanding and acceptance of the Code.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company. Based solely on the reports received by us and on the representations of the reporting persons, we believe that no Form 5 documents were required to be filed at year-end and the aforementioned persons are presently in compliance with all applicable filing requirements for the fiscal year ended December 31, 2003. The Company determined, however, that certain individuals did not file these documents in a timely manner pursuant to the two and ten-day window allocated for Form 4 and Form 3 filings, respectively. Messrs. Abreim, Burns and Rotter filed one Form 3 document on a delinquent basis. Also, Messrs. DeVoe, Reis and Rotter filed one, two and two Form 4 documents, respectively, subsequent to the aforementioned time requirements.

Shareholder Communication With the Board of Directors

         The Company maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board should send any communication to Corporate Secretary, MR3 Systems, Inc., 435 Brannan Street, Suite 200, San Francisco, CA 94107. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed. Alternatively, the Company maintains contact information, both telephone and email, on its website under the heading "Contact MR3". By following the Contact MR3 link, a shareholder will be given access to the Company's telephone number as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.

Employment Agreements

         In January 2003, the Company entered into a three-year employment agreement with Jody J. Sitkoski for the position of senior vice president. Upon completion of the initial three-year term, the employment agreement automatically renews on a month-to-month basis until terminated or until the parties negotiate a new term. During the first year of the initial agreement, Mr. Sitkoski will be paid an annual sum of $75,000. During the second and third year of this agreement, Mr. Sitkoski will be paid a base salary equal to 80% of the salary paid by the Company to its highest-paid employee, but no less than $75,000 per year. Either the Company or Mr. Sitkoski may terminate the agreement with or without cause or reason with 60-calendar day's written notice to the other party. In connection with this employment agreement, Mr. Sitkoski was granted options to purchase 1,000,000 shares of the Company's common stock at an exercise price of five cents ($0.05) per share. Such options immediately vest upon his execution of the agreement. Mr. Sitkoski was also granted options to purchase an additional 2,000,000 shares at an exercise price of fifteen ($0.15) per share, which vest immediately upon completion of the initial three-year term of the agreement.

         In second quarter 2003, the Company entered into three-year employment agreements with Randall S. Reis, then the Company's Chairman and CEO and Bradley
N. Rotter, then the Company's President and Chief Operating Officer. Upon completion of the three-year term, the employment agreements automatically renew on a month-to-month basis until terminated or until the parties negotiate a new term. The agreements specify an annual salary of $120,000 for Mr. Reis and Mr. Rotter, which may be accrued and converted into shares of the Company's common stock at the market price in effect at the end of the applicable pay period. In addition, Mr. Reis and Mr. Rotter receive an automobile allowance of $500 per month and are reimbursed for ordinary and necessary expenses incurred in performance of their duties on behalf of the Company. Either the Company or the employed party may terminate the agreement with without cause or reason with 60-calendar days written notice to the other party. Upon termination of the employee's agreement by the Company without cause, the Company is obligated to pay the employee his then base salary for six (6) months at the rate of the base salary then in effect, which six month period shall begin on the effective date of the termination.

         As further consideration for entering into the employment agreement, Mr. Reis was granted 1,000,000 warrants, vesting immediately, to purchase shares of the Company's common stock at an exercise price of ten cents ($0.10) for a five-year period. Mr. Rotter was granted 3,000,000 warrants, vesting immediately, at a price of $0.10 for a five-year period. Mr. Rotter was also granted an additional 3,000,000 warrants at a price of $0.10 for a five-year period, which vest at a rate of 83,334 warrants per month for the three-year term of the agreement. As a consequence of his resignation in April 2004, Mr. Rotter forfeited the remaining 23 months of warrant vesting or 1,916,688 warrants.

         Mr. Rotter assumed an executive officer role with the Company in 2003 to facilitate developing a cohesive and cogent commercial strategy for the MR3 Technology, as well securing adequate private financing to fund implementation of the strategy. After achieving these objectives in 2004, Mr. Rotter has elected to resign his executive position with the Company, effective in May 2004, and turn over such responsibilities to an executive schooled and experienced in the technical and business markets targeted by the Company. Mr. Rotter will complete the remainder of his annual term as a director or until a successor is elected. Mr. Rotter's resignation is not related to any discord or disagreement with the policies of the Company. Mr. Rotter remains a substantial shareholder of the Company and will continue to provide advisory services to the Company in business and corporate financing matters.

         In June 2003, the Company entered into a three-year employment agreement with Dr. Irving DeVoe, who is employed as Chief Science Officer and is the inventor of the MR3 technology. The agreement specifies an annual salary of $120,000 for Dr. DeVoe, which may be accrued and converted into shares of the Company's common stock at the market price in effect at the end of the applicable pay period. In addition, Dr. DeVoe receives an automobile allowance of $500 per month and is reimbursed for ordinary and necessary expenses incurred in performance of his duties on behalf of the Company. Also, during the term of the agreement, the Company is obligated to pay Dr. DeVoe an annual royalty equal to 5% of the net profits of the Company received from the sale or utilization of its MR3 technologies during each of the Company's fiscal years ending December
31. Such royalties shall be paid on or before January 31 of each year covered by the agreement, and shall terminate once a cumulative total of $2,500,000 in royalties has been paid to Dr. DeVoe. The agreement further specifies that Dr. DeVoe may not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, during the term of the agreement or for a six month period following termination of the agreement.

         In second quarter 2004, the Company entered into a three-year employment agreement with Dr. William C. Tao, the Company's Chief Executive Officer. Upon completion of the three-year term, the employment agreement automatically renews on a month-to-month basis until terminated or until the parties negotiate a new term. Neither party may terminate the agreement without cause. Upon termination of the agreement by Dr. Tao for "good reason"--as specified in the employment agreement--the Company is obligated to pay Dr. Tao the following material amounts: (a) all accrued benefits; (b) a lump sum cash payment equal to one and one-half times his base salary in effect; and (c) a lump sum cash payment equal to one and one-half times his highest annual bonus paid or payable prior to his termination of the agreement for good reason.

         The agreement specifies an annual salary of $108,000, automobile allowance of $500 per month and a flight allowance of $250 per month through December 2004. In addition, the Company is obligated to pay limited premiums associated with a $2,000,000 term life insurance policy on Mr. Tao with the beneficiaries to be designated by him. The Company has further agreed to provide family health insurance to Mr. Tao until such time as a company group plan is adopted. Mr. Tao will be reimbursed for ordinary and necessary expenses incurred in performance of his duties on behalf of the Company. As further consideration for entering into the employment agreement, Mr. Tao was granted 1,500,000 warrants, vesting immediately, to purchase shares of the Company's common stock at an exercise price of thirty-two cents ($0.32) for a five-year period. Mr. Tao was also granted an additional 3,500,016 warrants at a price of $0.32 for a five-year period, which vest at a rate of 145,834 warrants per month for a twenty-four month period.

Related Transactions

         There have been no transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning grater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individual's immediate family, except as set forth below:

         During 2003, the Company granted warrants to purchase common shares of the Company's stock to certain officers and directors. The warrants were issued in consideration for services rendered, or expected to be rendered to the Company.

         In January 2003, the Company granted Mr. Jody Sitkoski, Vice President, three million warrants to purchase common shares of the Company's common stock at a price of fifteen cents ($0.15) per share. One million of the warrants vested immediately and the balance of two million warrants vest as of 12/31/2005.

         In April 2003, the Company granted Mr. Bradley Rotter, then President and COO as of April 2003, six million warrants to purchase common shares of the Company's stock at a price of ten cents ($0.10) per share. 3 million warrants vest immediately and the balance of 3 million warrants vest, beginning April 1, 2003, at a rate of 83,333 per month until such time as the Company sells its first gold bar from production or receives revenue from a license sale. At that point the vesting schedule increases to a rate of 166,666 per month.

         In June 2003, in connection with Dr. Irving DeVoe's waiver of his anti-dilution agreement with MR3, the Company granted him 200,000 shares of restricted common stock of the Company.

         In July 2003, Mr. Bradley Rotter, the Company's Chief Executive Officer, participated in a private placement with other third party qualified investors for total aggregate proceeds of $735,000. Mr. Rotter participated at a level of $100,000 and purchased restricted shares of the Company's common stock at a price of twelve cents ($0.12) per share. Mr. Rotter received 833,333 shares pursuant to this purchase. Each share of common stock carried two attached purchase warrants, "A" and "B." The A warrant allows Mr. Rotter to purchase common shares at an exercise price of $0.36 per share for a term of four years. The B warrant allows Mr. Rotter to purchase common shares at price of $0.25 per share for a term of four years.

         In November 2003, the Company granted John K. Burns, President and COO, 1,000,000 warrants to purchase common shares of the Company's stock at a price of thirty-five cents ($0.35) per share over a five-year period.

         In December 2003, the Company entered into a $100,000 promissory note with The Aberdeen Trust, Grosvenor Trust Company Limited, as Trustee, for the purpose of a bridge loan to the Company. Mr. Bradley Rotter, Chief Executive Officer, is the beneficial owner of the Aberdeen Trust. The Company is obligated to pay back the full amount of the note plus any interest accrued at 12% per annum on or before April 15, 2004. In consideration for entering into the promissory note, Aberdeen Trust was granted warrants to purchase 200,000 shares of the Company's common stock at $0.35 per share for a five-year period.

         In December 2003, the Company entered into an agreement with Toltec Engineering Services LLC ("Toltec") of Payson, Arizona, for the manufacture and installation of certain MR3 Technology related equipment. The agreement totaled approximately $260,000 and obligated Toltec to manufacture and install the equipment to MR3's specification. The agreement further obligated Toltec to supply supporting printed documentation to the Company upon delivery of the manufactured equipment. Mr. David DeVoe, President of Toltec, is a former officer of the Company and is related to Dr. Irving DeVoe, the Company's Chief Science Officer.

         Pursuant to his employment agreement, Mr. Bradley Rotter has the right to convert deferred salary for the 2003 timeframe into restricted common shares at the fair market price per share at the end of each applicable pay period. As of 12/31/03, Mr. Rotter has deferred $57,000 in salary payments, which is convertible in 236,826 common shares.

         Pursuant to his employment agreement, Mr. Jody Sitkoski, Senior Vice President, has the right to convert deferred salary for the 2003 timeframe into restricted common shares at the fair market price per share at the end of each applicable pay period. As of 12/31/03, Mr. Rotter has deferred $65,625 in salary payments, which is convertible in 322,323 common shares.

         In first quarter 2004, the Company granted 1,000,000 warrants to a key technical employee for a five-year term at a conversion price of $0.38. These 1,000,000 warrants vest equally over a twenty-four month period

         In second quarter 2004, pursuant to an employment agreement with Dr. William Tao, Chief Executive Officer, the Company authorized the issuance of 1,500,000 warrants, vesting immediately, and an additional 3,500,016 warrants vesting equally over a twenty-four month period. The exercise price of the warrants is $0.32


                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table indicates certain compensation information for the Chief Executive Officer, President and Chief Operating Officer and Chief Science Officer (collectively referred to as the "Named Executive Officers"). Compensation data for other executive officers is not presented in the table because aggregate compensation for such executive officers does not exceed $100,000 for services rendered in all capacities during the fiscal year. This information provided below includes the dollar value of base salaries, bonus awards, the number of SARs/options granted, and certain other compensation, if any.

                                             Summary Compensation Table
                                                                      Long Term Compensation Awards
                                                                     --------------------------------
                        Annual Compensation                                Awards            Payout
                        -------------------                          ------------------    ----------
                                                                     Restricted    LTIP    Securities    All Other
      Name and                                                        Stock        Pay-    Underlying     Compen-
 Principal Position       Year      Salary       Bonus      Other     Awards       out      Options/       sation
                                      ($)         ($)        ($)                              SARs          ($)
                                                                                              (#)
Randall S. Reis           2003      101,122                                                1,000,000
Chairman (1)              2002       79,730                                                       --
                          2001       47,594                                                       --

Bradley N. Rotter         2003       33,000                                                6,000,000
Chief Executive (2)       2002           --                                                       --
Officer & Director        2001           --                                                       --

John K. Burns             2003           --                                                1,000,000
President, COO &          2002           --                                                       --
Director (3)              2001           --                                                       --

Irving W. DeVoe           2003       87,500                                                       --
Chief Science Officer (4) 2002       35,000                                                  998,884
                          2001       37,000                                                1,774,067

---------

(1) Includes advances made during the period and excludes deferred compensation. Balance of deferred compensation accrued on the Company's financial statements at fiscal year ended December 31, 2003, 2002, and 2001 was $18,878 $6,176, and $37,906, respectively. Mr. Reis'
         employment agreement with the Company specifies a gross annual salary of $120,000. At December 31, 2002, Mr. Reis has waived $192,000 of compensation, which represents the unpaid balance owed to him in excess of amounts paid during the noted periods and any accrued deferred compensation. Securities underlying options include warrants granted during the noted period at $0.10 per share with a five-year exercise period.

(2) Excludes deferred compensation. Balance of deferred compensation accrued on the Company's financial statements at fiscal year ended December 31, 2003 was $57,000. Mr. Rotter's employment agreement with the Company specifies a gross annual salary of $120,000. Securities underlying options include warrants granted during the noted period at $0.10 per share with a five-year exercise period. 3,000,000 of the warrants vest equally over a three-year period. The above referenced securities do not include 1,866,666 warrants granted in fiscal year 2003 pursuant to financing arrangements entered into by Mr. Rotter with the Company (see Related Transactions). Mr. Rotter resigned his executive position with the Company in April 2004, but remained as a director.

(3) Securities underlying options include warrants granted during the noted period at $0.35 per share with a five-year exercise period. Mr. Burns resigned his executive position with the Company in April 2004.

(4) Includes advances made during the period and excludes deferred compensation. Balance of deferred compensation accrued on the Company's financial statements at fiscal year ended December 31, 2003, 2002, and 2001 was $32,500, $64,000, and $51,000, respectively. Dr. DeVoe's employment agreement with the Company specifies a gross annual salary of $120,000. At December 31, 2002, Dr. DeVoe has waived $192,000 of compensation, which represents the unpaid balance owed to him in excess of amounts paid during the noted periods and any accrued deferred compensation. Securities underlying options include warrants granted during the noted period at $0.10 per share with a five-year exercise period.

                      Option/SAR Grants in Fiscal Year 2003

                                Individual Grants

                             Number of        % of Total
                            Securities       Options/SARs
                            Underlying        Granted to
                           Options/SARs      Employees in     Exercise or Base    Expiration
            Name            Granted (#)         FY 2003       Price ($/Share)        Date
Randall S. Reis              1,000,000          08.30%             $0.10           05/01/08
Bradley N. Rotter            3,000,000          24.89%             $0.10           04/01/08
Bradley N. Rotter(1)         3,000,000          24.89%             $0.10           04/01/08
John K. Burns                1,000,000          08.30%             $0.35           11/04/08

(1) Mr. Rotter's warrants vest at a rate of 83,333 per month beginning 5/1/2003.

The Company granted 12,054,722 warrants to employees in 2003, of which 5,710,000 are on vesting schedules.

                   Option Exercises and Fiscal Year-End Values

         The following table sets forth information with respect to the number of unexercised stock options held by the named executive officers on December 31, 2003, and the value of the unexercised in-the-money stock options on that date.

                                       Aggregated Option/SAR Exercises in Fiscal Year 2003
                                             and December 31, 2003 Option/SAR Values

                                                               Number of Securities               Value of Unexercised
                                                          Underlying Unexercised Options          In-The-Money Options
                                                            At December 31, 2003 (#)          At December 31, 2003 ($)(1)
                         Shares                           -----------------------------     -------------------------------
                       Acquired on        Value
          Name         Exercise (#)     Realized ($)      Exercisable     Unexercisable     Exercisable       Unexercisable
          ----         ------------     ------------      -----------     -------------     -----------       -------------
Gary K. Abreim              --               --            1,000,000               --           350,000               --
John K. Burns               --               --            1,000,000               --            30,000               --
Irving W. DeVoe             --               --            5,440,089               --         1,523,225               --
Randall S. Reis             --               --            1,000,000               --           280,000               --
Bradley N. Rotter           --               --            6,366,663        2,249,991         1,278,499          629,997

(1) Represents the difference between the option exercise price of in-the-money options and the fair market value per share of the Company's Common Stock at December 31, 2003 ($0.38 per share) as quoted on the National Quotation Bureau's ("NQB") Electronic Quotation System at the close of trading on that date, multiplied by the number of shares underlying the option.

                            Equity Compensation Table

         The following table provides information about the Company's common stock that may be issued upon the exercise of options and warrants under all of the Company's equity compensation arrangements as of December 31, 2003. Through the end of fiscal year 2003, the Company had not adopted any formal equity based compensation plan for the benefit of employees and/or non-employees--either approved or not approved by shareholders.. With the one exception noted below, all securities disclosed in the table below resulted from individual grants of options and warrants for services provided to the Company or expected to be provided to the Company. Other than the employment agreements entered into with executive management and disclosed in the company's financial statements, such grants were unrelated to any written compensation plan or agreement. In the case of Mr. Irving DeVoe, Chief Science Officer of MR3, the majority of his options and warrants were granted pursuant to an employment agreement and related non-dilution rights granted to him. Terms of Mr. DeVoe's employment agreement are more fully detailed and disclosed in the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on February 12, 2001.

                      EQUITY COMPENSATION PLAN INFORMATION

                                        Number of securities to       Weighted average
                                        be issued upon exercise       exercise price of        Number of securities
                                        of outsanding options,       outstanding options,     remaining available for
            Plan category                 warrants and rights        warrants and rights          future issuance

                                                  (a)                        (b)                        (c)
Equity compensation plans                         -0-                        -0-                        -0-
approved by security holders
Equity compensation plans not                  31,226,753                   $0.117                      -0-
approved by security holders
Total                                          31,226,753                   $0,117                      -0-


                       FEES BILLED BY INDEPENDENT AUDITORS
Audit fees

         The aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements, review of our financial statements included in our quarterly reports and other fees that are normally provided by our accountant in connection with our audits for the fiscal years ended December 31, 2003 and 2002 were $58,985 and $50,000, respectively.

Audit Related Fees

         There were no aggregate fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements, other than amounts previously reported in this Item 14 for the fiscal years ended December 31, 2003 and 2002.

Tax Fees

         The aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advices and tax planning for the fiscal years ended December 31, 2003 and 2002 were $11,825 and $0, respectively.

All Other Fees

         There were no other fees billed by our principal accountant for the fiscal years ended December 31, 2003 except as provided above.

Audit Committee

         The Company's sole director, acting as its audit committee, pre-approved all of the above amounts billed to the Company prior to incurring the expenses associated therewith.

Other Matters

         Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the person(s) named as proxy holder(s) the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Shareholder Proposals

         Any shareholder intending to submit a proposal for inclusion in the proxy statement for the 2005 annual meeting must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, MR3 must receive your written shareholder proposal intended for inclusion in the proxy statement for the 2005 annual meeting of shareholders at our principal corporate offices in San Francisco, California, marked to the attention of the Corporate Secretary, no later than November 19, 2004.

Incorporation by Reference

         The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2003, as well as its Quarterly Report for the three month period ended March 31, 2004 are being delivered to shareholders together with this proxy statement. The Company maintains a copy of its current annual and quarterly reports on its web site at www.mr3systems.com. Shareholders may also obtain a hard copy of the annual report by submitting a written request to the Corporate Secretary at MR3's principal offices in San Francisco, California.

The following documents filed with the Commission by the Company are hereby incorporated by reference into this Proxy Statement:

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

         The Company's Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2004.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                            By Order of the Board of Directors
San Francisco, California
July  ___, 2004                             /s/ WILLIAM C. TAO
                                            -------------------------------
                                            William C. Tao
                                            Chief Executive Officer

                                                                    Attachment A

                          MR3 2004 Stock Incentive Plan

                                    ARTICLE 1

                               GENERAL PROVISIONS

1.1 Purpose.
    -------

         This Stock Incentive Plan (the "Plan") is intended to allow designated officers, employee-directors and employees (all of whom are sometimes collectively referred to herein as "Employees") and certain non-employee directors, independent advisors and consultants (all of whom are sometimes collectively referred to as "Selected Persons") of MR3 Systems, Inc. ("MR3,") and its Subsidiaries which it may have from time to time (MR3, and such Subsidiaries are referred to herein as the "Company") to receive certain options ("Stock Options") to purchase MR3 common stock, $0.01 par value ("Common Stock"), and to receive grants of Common Stock subject to certain restrictions ("Awards"). As used in this Plan, the term "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of MR3, within the meaning of
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         The main purpose of this Plan is to provide Employees and Selected Persons with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company, and to attract and retain Employees and Selected Persons of exceptional ability.

1.2 Administration.
    --------------

         The Plan shall be administered by the Compensation Committee (the "Committee") of, or appointed by, the Board of Directors of MR3, (the "Board"). A combination of two or more officers and/or directors of the Company, including individuals who may be both officers and directors of the Company, will administer the Plan. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum.
 The Committee shall be governed by the provisions of MR3's Charter, By-Laws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.

         The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan to: (i) approve the Employees and Selected Persons nominated by the management of the Company to be granted Awards or Stock Options; (ii) to determine the number of Awards or Stock Options to be granted to an Employee or Selected Person; (iii) to determine the time or times at which Awards or Stock Options shall be granted;
(iv) to establish the terms and conditions upon which Awards or Stock Options may be exercised; (v) to remove or adjust any restrictions and conditions upon Awards or Stock Options; (vi) to specify, at the time of grant, provisions relating to exercisability of Stock Options and (vii) to accelerate or otherwise modify the exercisability of any Stock Options; (viii) and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

         The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or employee, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Stock Option granted pursuant to the Plan.

1.3 Eligibility and Participation.
    -----------------------------

         Individuals eligible under the Plan shall be approved by the Committee from those Employees and Selected Persons who, in the opinion of the management of the Company, are in positions that enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees and Selected Persons to whom Stock Options or Awards may be granted, consideration shall be given to such factors including but not limited to employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

         The Committee will, in its sole discretion, approve the participants in the Plan, provided, however, that each participant must be an Employee or Selected Person of the Company or subsidiary at the time an Option is granted. Notwithstanding the foregoing, the Committee may authorize the grant of an Option to a person not then an Employee of the Company; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a participant at or prior to the time of the execution of the Option Agreement evidencing such Option. Statutory Stock Options (Incentive Stock Options) may be granted only to Employees. Non-statutory Stock Options (Non-qualified Options) may be granted to any Employee or Selected Person of the Company. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of stock options.

1.4 Shares Subject to the Plan.
    --------------------------

         Subject to adjustment as provided in Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be 7,000,000. If shares of Common Stock awarded or issued under the Plan are reacquired by the Company due to forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

                                    ARTICLE 2

                      PROVISIONS RELATING TO STOCK OPTIONS

2.1 Grants of Stock Options.
    -----------------------

         The Committee may grant Stock Options in such amounts, at such times, and to such Employees and Selected Persons nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under the Plan shall constitute "Incentive Stock Options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options, which do not constitute Incentive Stock Options, and any such Stock Options shall be designated Non-statutory stock options by the Committee on the date of grant.

         The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or Subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence.

         Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee or Selected Person to whom the Stock Option is granted, and which shall be subject to the terms and conditions of this Plan. In the discretion of the Committee, Stock Options may include provisions (which need not be uniform), authorized by the Committee in its discretion, that accelerate an Employee's rights to exercise Stock Options following a "Change in Control", upon termination of such Employee employment by the Company without "Cause" or by the Employee for "Good Reason," as such terms are defined in Section 3.1 hereof. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

2.2 Purchase Price.
    --------------

         The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall be fixed by the Committee. In regard to the grant of an Incentive Stock Option, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an Incentive Stock Option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The exercise price for Non-statutory Options shall be determined by the Committee and may be less than Fair Market Value.

         "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (i) If the Common Stock is listed on a national securities exchange or traded in the over-the counter market and sales prices are regularly reported for the Common Stock, its Fair Market Value shall be the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the date of determination;

or (ii) If the Common Stock is not traded on a national securities exchange, but is traded on the over-the-counter market, and if sales prices are not regularly reported for the Common Stock for the trading day and if bid and asked prices for the Common Stock are regularly reported, then its Fair Market Value shall be the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the date of determination;

or (iii) If the Common Stock is neither listed on a national securities exchange nor regularly traded in the over-the-counter market in such volume so as to reasonably establish true marketable value, the Fair Market Value shall be determined in good faith by the Committee consistent with past practice.

2.3 Option Period.
    -------------

         The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten (10) years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an Incentive Stock Option granted to an Employee or Selected Person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall not exceed five (5) years.

         Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee in its sole discretion may determine. Such provisions need not be uniform. Unless otherwise provided for by the Committee in the grant of the Stock Option, any Stock Option granted hereunder shall be exercisable in full immediately upon grant. Notwithstanding the foregoing, but subject to the provisions of Sections 1.2 and 2.1, Stock Options granted to Employees and Selected Persons who are subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted unless the Committee adjusts the waiting period as they deem appropriate. The adjustment of the waiting period is to give the Company an ability to attract and retain qualified individuals.

2.4 Exercise of Options.
    -------------------

         Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the President, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in a form prescribed by the following paragraph. Payment may be made
(i) in cash, (ii) by cashier's or certified check, (iii) by surrender of previously owned shares of the Company's Common Stock valued pursuant to Section
2.2 (if the Committee authorizes payment in stock in its discretion), or (iv) in the discretion of the Committee, by the delivery to the Company of the Optionee's promissory note secured by the Option Shares, bearing interest at a rate sufficient to prevent the imputation of interest under Sections 483 or 1274 of the Code, and having such other terms and conditions as may be satisfactory to the Committee.

         Exercise of each Stock Option is conditioned upon the agreement of the Employee or Selected Person to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's or Selected Person's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee or Selected Person that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee or Selected Person is a Section 16 Reporting

Person, said person will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee or Selected Person and will timely file all reports required under federal securities laws, and (e) the Employee or Selected Person will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

         No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to file and maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The Company shall have no obligation to file any Registration Statement, but may do so solely at the discretion of the Board. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension.

2.5 Continuous Employment.
    ---------------------

         Except as provided in Section 2.7 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this Section 2.5, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

2.6 Restrictions on Transfer.
    ------------------------

         Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Employee or Selected Person under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's or Selected Person's lifetime only by such Employee or Selected Person or by such Employee's or Selected Persons legal representative.

2.7 Termination of Employment.
    -------------------------

         Upon an Employee's or Selected Persons Retirement, Disability or death,
(a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee or Selected Person shall terminate as of the date of such termination of employment or service and shall not be exercisable thereafter.

         Upon the termination of the employment of an Employee or Selected Person with the Company for any reason other than the reasons set forth above,
(a) all Stock Options to the extent then presently exercisable by such Employee or Selected Person shall remain exercisable only for a period of 90 days after the date of such termination of employment or service (except that the 90-day period shall be extended to 12 months if the Employee or Selected Person shall die during such 90-day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee or Selected Person shall terminate as of the date of such termination of employment or service and shall not be exercisable thereafter.

         For purposes of this Plan:

"Retirement" shall mean an Employee's or Selected Person's retirement from the employ of the Company on or after the date on which such Employee or Selected Person attains the age of sixty-five (65) years; and

"Disability" shall mean total and permanent incapacity of an Employee or Selected Person, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's or Selected Person's employment with the Company, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Employee or Selected Person has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

                                    ARTICLE 3

                          PROVISIONS RELATING TO AWARDS

3.1 Grant of Awards.
    ---------------

         Subject to the provisions of the Plan, the Committee shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan, to (i) grant Awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each Award ("Award Shares"), (iii) determine the terms and conditions (which need not be identical) of each Award, including the consideration (if any) to be paid by the Employee or Selected Person for such Common Stock, which may, in the Committee's discretion, consist of the delivery of the Employee's or Selected Person's promissory note meeting the requirements of Section 2.5, (iv) establish and modify performance criteria for Awards, and (v) make all of the determinations necessary or advisable with respect to Awards under the Plan.

         Each award under the Plan shall consist of a grant of shares of Common Stock subject to a restriction period (after which the restrictions shall lapse), which shall be a period commencing on the date the award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Committee shall determine, and for the early expiration of the Restriction Period upon an Employee's or Selected Person's death, Disability or Retirement as defined in Section 2.7, or, following a Change of Control, upon termination of an Employee's or Selected Person's employment by the Company without "Cause" or by the Employee or Selected Person for "Good Reason," as those terms are defined herein.

         For purposes of this Plan:

         "Change of Control" shall be deemed to occur (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, or (b) on the date the shareholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or
(iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

      "Cause," when used with reference to termination of the employment of an Employee or Selected Person by the Company for "Cause," shall mean:

a. the individual's continuing willful and material breach of his or her duties to the Company after he or she receives a demand from the Chief Executive of the Company or any other officer specifying the manner in which he or she has willfully and materially breached such duties, other than any such failure resulting from Disability of the individual or his or her resignation for "Good Reason," as defined herein; or

b.   the conviction of a felony; or

c. the commission of fraud in the course of his or her employment with the Company, such as embezzlement or other material and intentional violation of law against the Company; or

d.   the gross misconduct causing material harm to the Company.

"Good Reason" shall mean any one or more of the following, occurring following or in connection with a Change of Control and within 90 days prior to the Employee's or Selected Persons resignation, unless the Employee or Selected Person shall have consented thereto in writing:

a. the assignment to the Employee of duties inconsistent with his or her executive status prior to the Change of Control or a substantive change in the officer or officers to whom he or she reports from the officer or officers to whom he or she reported immediately prior to the Change of Control; or

b. the elimination or reassignment of a majority of the duties and responsibilities that were assigned to the Employee or Selected Person immediately prior to the Change of Control; or

c. a reduction by the Company in the Employee's annual base salary as in effect immediately prior to the Change of Control; or

d. the Company's requiring the Employee or Selected Person to be based anywhere outside a 35-mile radius from his or her place of employment immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the Employee's or Selected Persons business travel obligations immediately prior to the Change of Control; or

e. the failure of the Company to grant the Employee a performance bonus reasonably equivalent to the same percentage of salary the Employee normally received prior to the Change of Control, given comparable performance by the Company and the Employee; or

f. the failure of the Company to obtain a satisfactory Assumption Agreement (as defined in Section 4.12 of the Plan) from a successor, or the failure of such successor to perform such Assumption Agreement.

3.2 Incentive Agreements.
    --------------------

         Each Award granted under the Plan shall be evidenced by a written agreement (an "Incentive Agreement") in a form approved by the Committee and executed by the Company and the Employee or Selected Person to whom the Award is granted. Each Incentive Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Common Stock upon the achievement of one or more performance goals.

3.3 Waiver of Restrictions.
    ----------------------

         The Committee may modify or amend any Award under the Plan or waive any restrictions or conditions applicable to such Awards; provided, however, that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee or Selected Person, or adversely affects the rights of any Employee or Selected Person without his or her consent.

3.4 Terms and Conditions of Awards.
    ------------------------------

a. Upon receipt of an Award of shares of Common Stock under the Plan, even during the Restriction Period, an Employee or Selected Person shall be the holder of record of the shares and shall have all the rights of a shareholder with respect to such shares, subject to the terms and conditions of the Plan and the Award.

b. Except as otherwise provided in this Section 3.4, no shares of Common Stock received pursuant to the Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares.

      Any purported disposition of such Common Stock in violation of this
Section 3.4 shall be null and void.

c. If an Employee's or Selected Persons employment with the Company terminates prior to the expiration of the Restriction Period for an Award, subject to any provisions of the Award with respect to the Employee's or Selected Persons death, Disability or Retirement, or Change of Control, all shares of Common Stock subject to the Award shall be immediately forfeited by the Employee or Selected Person and reacquired by the Company, and the Employee or Selected Person shall have no further rights with respect to the Award. In the discretion of the Committee, an Incentive Agreement may provide that, upon the forfeiture by an Employee or Selected Person of Award Shares, the Company shall repay to the Employee or Selected Person the consideration (if any) which the Employee or Selected Person paid for the Award Shares on the grant of the Award. In the discretion of the Committee, an Incentive Agreement may also provide that such repayment shall include an interest factor on such consideration from the date of the grant of the Award to the date of such repayment.

d. The Committee may require under such terms and conditions as it deems appropriate or desirable that (i) the certificates for Common Stock delivered under the Plan are to be held in custody by the Company or a person or institution designated by the Company until the Restriction Period expires, (ii) such certificates shall bear a legend referring to the restrictions on the Common Stock pursuant to the Plan, and (iii) the Employee or Selected Person shall have delivered to the Company a stock power endorsed in blank relating to the Common Stock.

e. Shares of Common Stock issued under the Plan may, in the discretion of the Committee, be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of employment or service or upon attainment of specified performance objectives. The Committee shall determine the elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan. The participant shall have full stockholder rights with respect to any shares of Common Stock issued to the participant under the Plan, whether or not the participant's interest in those shares is vested. Accordingly, the participant shall have the right to vote such shares and to receive cash dividends, if any, paid on such shares.

f. The Committee may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock, which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the participant's cessation of employment or service or the attainment or non-attainment of the applicable performance objectives.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS

4.1 Adjustments Upon Change in Capitalization.
    -----------------------------------------

         The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and class of shares subject to each outstanding Award, may be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a stock split or reverse stock split, payment of a stock dividend exceeding a total of 10% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of certain convertible securities according to their terms), a combination of shares or other like capital adjustment, or any other increase or decrease in the number of issued Common Stock effected without receipt of consideration by the Company so that:

          (i) upon exercise of the Stock Option, the Employee or Selected Person shall receive the number and class of shares such Employee or Selected Person would have received had such Employee or Selected Person been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company, and

         (ii) upon the lapse of restrictions of the Award Shares, the Employee or Selected Person shall receive the number and class of shares such Employee or Selected Person would have received if the restrictions on the Award Shares had lapsed on the date of such change or increase or decrease in the number of issued shares of the Company. Notwithstanding the above, the Committee may in its discretion, not subject the employee's stock options and/or awards to any decreases in the in the number of shares issued resulting from stock splits, dividends, recapitalization and/or any other actions of the Company that reduce the number of shares outstanding. In the event of adjustments that increase the number of shares outstanding, the employee's stock options and/or awards will be proportionately adjusted.

         Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which MR3, is not the surviving corporation or in which MR3, survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than 25% of the Company's assets, adequate adjustment or other provisions may be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares and Award Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares and Award Shares then remaining, as if the Employee or Selected Person had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

         The Committee may in its discretion, not subject the number of shares allocated to the Plan to any changes in the number of shares issued resulting from stock splits, dividends, recapitalization and/or any other action of the Company that affect the number of shares outstanding.

4.2 Withholding Taxes.
    -----------------

         The Company shall have the right at the time of exercise of any Stock Option, the grant of an Award, or the lapse of restrictions on Award Shares, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability.
 The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee or Selected Person to tender a cash payment to the Company, (ii) by withholding from the Employee's salary or Selected Person's payment, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option, or from the Award Shares on their grant or date of lapse of restrictions, that number of Option Shares or Award Shares having an aggregate fair market value (determined in the manner prescribed by Section 2.2) as of the date the withholding tax obligation arises in an amount which is equal to the Employee's or Selected Person's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a
Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above only if the following two conditions are satisfied:

a. the withholding of Option Shares or Award Shares and the exercise of the related Stock Option occur at least six months and one day following the date of grant of such Stock Option or Award; and

b. the withholding of Option Shares or Award Shares is made either (i) pursuant to an irrevocable election ("Withholding Election") made by such Employee or Selected Person at least six months in advance of the withholding of Options Shares or Award Shares, or (ii) on a day within a ten-day "window period" beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings.

Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Committee at any time.

4.3 Amendments and Termination.
    --------------------------

         The Board of Directors may at any time suspend, amend or terminate this Plan provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Employees or Selected Persons and officers under this Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to Section 4.1 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.

4.4 Successors in Interest.
    ----------------------

         The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees, Selected Persons and officers.

4.5 Other Documents.
    ---------------

         All documents prepared, executed or delivered in connection with this Plan (including, without limitation, Option Agreements and Incentive Agreements) shall be, in substance and form, as established and modified by the Committee; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

4.6 No Obligation to Continue Employment.
    ------------------------------------

         This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee or Selected Person. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) or Selected Person and the Company.

4.7 Misconduct of an Employee.
    -------------------------

         Notwithstanding any other provision of this Plan, if an Employee or Selected Person commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such individual shall forfeit all rights and benefits under this Plan.

4.8 Term of Plan.
    ------------

         The Plan shall become effective on the date of its adoption by the Board subject to the approval of the Plan by the holders of the majority of the shares of stock of the Company entitled to vote at a meeting of the shareholders, within twelve (12) months of the effective date. No Stock Options or Awards shall be awarded pursuant to the Plan after the expiration of the ten-year period beginning on the date the Plan is adopted by the Board.

4.9 Governing Law.
    -------------

         This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

4.10 Shareholder Approval.
     --------------------

         No Stock Option shall be exercisable, or Award granted, unless and until the Shareholders of the Company have approved this Plan and all other legal requirements have been fully complied with. Approval may be by written Consent of Shareholders without meeting.

4.11 Assumption Agreements.
     ---------------------

     The Company will require each successor, (direct or indirect, whether by purchase, merger, consolidation or otherwise), to all or substantially all of the business or assets of the Company, prior to the consummation of each such transaction, to assume and agree to perform the terms and provisions remaining to be performed by the Company under each Incentive Agreement and Stock Option and to preserve the benefits to the Employees and officers and non employee directors thereunder. Such assumption and agreement shall be set forth in a written agreement in form and substance satisfactory to the Committee (an "Assumption Agreement"), and shall include such adjustments, if any, in the application of the provisions of the Incentive Agreements and Stock Options and such additional provisions, if any, as the Committee shall require and approve, in order to preserve such benefits to the Employees, Selected Persons and officers. Without limiting the generality of the foregoing, the Committee may require an Assumption Agreement to include satisfactory undertakings by a successor:

a. to provide liquidity to the Employees and Selected Persons at the end of the Restriction Period applicable to Common Stock awarded to them under the Plan, or on the exercise of Stock Options;

b. if the succession occurs before the expiration of any period specified in the Incentive Agreements for satisfaction of performance criteria applicable to the Common Stock awarded thereunder, to refrain from interfering with the Company's ability to satisfy such performance criteria or to agree to modify such performance criteria and/or waive any criteria that cannot be satisfied as a result of the succession;

c.   to require any future successor to enter into an Assumption Agreement; and

d. to take or refrain from taking such other actions as the Committee may require and approve, in its discretion.

The Committee referred to in this Section 4.11 is the Committee appointed by a Board of Directors in office prior to the succession then under consideration.

4.12 Notice to Company of Disqualifying Disposition
     ----------------------------------------------

         Each Employee who receives an Incentive Stock Option ("ISO") must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

4.13 Compliance With Rule 16B-3.
     --------------------------

         Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

4.14 Other Considerations
     --------------------

         The Committee may require each participant acquiring Common Stock pursuant to awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Common Stock without a view to distribution thereof. The certificates for such Common Stock may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate references to such restrictions.

4.15 Limitation on Issuance of Certificate
     -------------------------------------

         The Company shall not be required to issue any certificate or certificates for Common Stock with respect to awards granted under this Plan, or record any person as a holder of record of such Common Stock, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

IN WITNESS WHEREOF, this Plan has been executed effective as of March 1, 2004.


MR3 SYSTEMS, INC.

By: /s/ RANDALL S. REIS
    --------------------------------------
    Randall S. Reis, Chairman of the Board

                                   Exhibit #1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
MR3 Systems, Inc

We have audited the balance sheets of MR3 Systems, Inc., as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MR3 Systems, Inc., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Pohl, McNabola, Berg & Company LLP

Pohl, McNabola, Berg & Company LLP
San Francisco, CA
February 26, 2004